United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       March 20, 2009

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (512) 531-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On March 20, 2009, Kenneth R. Johnsen resigned as a member of the Board of Directors of Perficient, Inc. (the “Company”).

(d) On March 20, 2009, David D. May and John S. Hamlin were appointed to the Board of Directors of the Company.  Mr. May and Mr. Hamlin will be compensated in accordance with the Company's non-employee director compensation policy as more fully described in the Company's proxy statement filed with Securities and Exchange Commission on March 24, 2009.

ITEM 7.01	REGULATION FD DISCLOSURE

On March 20, 2009, the Company issued a press release announcing the appointment of David D. May and John S. Hamlin to the Company’s Board of Directors and Kenneth R. Johnsen’s resignation from the Board of Directors. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information in this Item 7.01 and the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1
Perficient, Inc. Press Release, dated March 20, 2009, announcing the appointment of David D. May and John S. Hamlin to Perficient, Inc.’s Board of Directors and Kenneth R. Johnsen’s resignation from the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: March 24, 2009	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1
Perficient, Inc. Press Release, dated March 20, 2009, announcing the appointment of David D. May and John S. Hamlin to Perficient, Inc.’s Board of Directors and Kenneth R. Johnsen’s resignation from the Board of Directors